Exhibit 10.17

Execution Version

PLEDGE AND SECURITY AGREEMENT

dated as of October 1, 2019

between

EACH OF THE GRANTORS PARTY HERETO

and

TPG SPECIALTY LENDING, INC.,

as Collateral Agent

TABLE OF CONTENTS

PAGE

SECTION 1. DEFINITIONS; GRANT OF SECURITY		2
1.1	General Definitions	2
1.1	Definitions; Interpretation	10

SECTION 2. GRANT OF SECURITY		10
2.1	Grant of Security	10
2.2	Certain Limited Exclusions	11

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE		12
3.1	Security for Obligations	12
3.2	Continuing Liability Under Collateral	13

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS		13
4.1	Generally	13
4.2	Equipment and Inventory	16
4.3	Receivables	18
4.4	Investment Related Property	19
4.5	[Reserved]	27
4.6	Letter of Credit Rights	27
4.7	Intellectual Property	28
4.8	Commercial Tort Claims	34
4.9	Government Contracts	34

SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS		34
5.1	Access; Right of Inspection	34
5.2	Further Assurances	35
5.3	Additional Grantors	36

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT		36
6.1	Power of Attorney	36
6.2	No Duty on the Part of Collateral Agent or Secured Parties	37

SECTION 7. REMEDIES		38
7.1	Generally	38
7.2	Application of Proceeds	41
7.3	Sales on Credit	41
7.4	[Reserved]	41
7.5	Investment Related Property	41
7.6	Intellectual Property	41
7.7	Cash Proceeds	43
7.8	Remedies Cumulative	44

SECTION 8. COLLATERAL AGENT		44

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS		45

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		46

SECTION 11. MISCELLANEOUS		46

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SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 — INTELLECTUAL PROPERTY

SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — TRADEMARK SECURITY AGREEMENT

EXHIBIT C — COPYRIGHT SECURITY AGREEMENT

EXHIBIT D — PATENT SECURITY AGREEMENT

ii

This PLEDGE AND SECURITY AGREEMENT, dated as of October 1, 2019 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and TPG SPECIALTY LENDING, INC., as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and assigns in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, reference hereby is made to that certain CREDIT AND GUARANTY AGREEMENT, dated as of October 1, 2019 (as amended, restated, modified, supplemented or otherwise modified from time to time in accordance with the provisions of the Credit Agreement and this Agreement, the “Credit Agreement”), by and among AVIDXCHANGE, INC., a Delaware corporation (“Holdings”), AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation (“AFS”), PIRACLE, INC., a Utah corporation (“Piracle”), STRONGROOM SOLUTIONS, INC., a Texas corporation (“Strongroom”), ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation (“Ariett”), and AFV HOLDINGS ONE, INC., a North Carolina corporation (“AFV”), and BTS Alliance, LLC, a Delaware limited liability company (“BankTEL” and together with Holdings, AFS, Piracle, Strongroom, Ariett, and AFV, individually and collectively and jointly and severally, the “Company”), CERTAIN OTHER SUBSIDIARIES OF HOLDINGS, as borrowers or Guarantors, the Lenders party thereto from time to time, TPG SPECIALTY LENDING, INC. (“TSL”), as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) and Collateral Agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), TSL and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Joint Lead Arrangers, and TSL and KeyBank as Joint Book Runners;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Lenders have agreed to make certain financial accommodations to the Company from time to time pursuant to the terms and conditions thereof;

WHEREAS, the Collateral Agent has agreed to act for the benefit of the Secured Parties (as hereinafter defined) in connection with the transactions contemplated by the Credit Agreement and this Agreement;

WHEREAS, in order to induce the Lenders to enter into the Credit Agreement and the other Credit Documents and to extend or to continue to provide, as applicable, the Loans thereunder, to induce the Ancillary Services Providers to enter into the Ancillary Services Agreements, to induce the Lender Counterparties to enter into the Hedge Agreements, and to induce the Lenders, the Ancillary Services Providers and the Lender Counterparties to make or to continue to provide, as applicable, financial accommodations to the Company as provided for in the Credit Agreement, the other Credit Documents, the Ancillary Services Agreements, and the Hedge Agreements, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents, the Ancillary Services Agreements and the Hedge Agreements as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean an account debtor (as defined in the UCC) and, in any event, shall include each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean an “account” as defined in Article 9 of the UCC, including Health Care Insurance Receivables.

“Additional Grantors” shall have the meaning assigned in Section 5.3.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collections” shall mean all collections, wire transfers, electronic funds transfers, Cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) and all proceeds of Accounts and Receivables.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Company” shall have the meaning set forth in the recitals.

“Controlled Account” shall have the meaning assigned in Section 4.4.

“Controlled Account Bank” shall have the meaning assigned in Section 4.4.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).

“Copyright Security Agreement” means a copyright security agreement substantially in the form of Exhibit C hereto.

“Copyrights” shall mean any and all rights in all United States and foreign copyrights, works of authorship, and moral rights (including Community designs), including but not limited to software, algorithms, programs (in source and object code), blueprints, drawings, specifications, documentations, reports, catalogs, literature, and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights of any kind or nature therein, including the right to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC, (ii) all “Deposit Accounts” as defined in the Credit Agreement and (iii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Excluded Property” shall have the meaning set forth in Section 2.2.

“Farm Products” shall mean farm products (as that term is defined in the UCC).

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all payment intangibles, all rights under interest rate or currency protection or commodities or hedging arrangements (including all Hedge Agreements) (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such arrangements), software, contract rights, rights to payment, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements (including Copyright Licenses, Patent Licenses, Trademark Licenses and the Trade Secret Licenses), infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantor IP” shall mean all Intellectual Property owned by a Grantor that is used in or necessary to conduct business of a Grantor (other than the Intellectual Property licensed to such Grantor pursuant to a Patent License, Trademark License, Trade Secret License, or Copyright License).

“Grantors” shall have the meaning set forth in the preamble.

“Health Care Insurance Receivable” shall mean a “health care insurance receivable” as defined in Article 9 of the UCC.

“Hedge Agreement” shall mean any Interest Rate Agreement or any Currency Agreement.

“Holdings” shall have the meaning set forth in the recitals.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral or any of the Grantors (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, the Trade Secret Licenses, and any other forms of technology or proprietary information of any kind or nature, including all rights therein and all applications for registration or registrations thereof and contracts relating thereto.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lender” shall have the meaning set forth in the recitals. For the avoidance of doubt, “Lender” shall include Issuing Bank for the purposes hereof.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Money” shall mean “money” as defined in the UCC.

“Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the UCC).

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

“Patent Security Agreement” means a patent security agreement substantially in the form of Exhibit D hereto.

“Patents “ shall mean any and all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements of any kind (whether or not patentable), processes, product designs, industrial designs, and those inventions described in the items set forth in subsections (i) and (ii) hereof, (v) all rights of any kind or nature therein, including the right to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Priority Liens” means Liens described under Sections 6.2(b), (c), (d), (e), (i), (j), (k), (m), (p), (q), (r), (s), (t), (u) or (v) of the Credit Agreement.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all right, title and interests in any limited liability company, regardless of class or designation, including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including the certificates, if any, representing such limited liability company interests and the right to receive any certificates representing such limited liability company interests and any interest of in the entries on the books of the issuer of such limited liability company interests or on the books of any securities intermediary pertaining to such limited liability company interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, securities, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the issuers of all Pledged LLC Interests.

“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the issuers of all Pledged Partnership Interests.

“Pledged Partnership Interests” shall mean all right, title and interests in any general partnership, limited partnership, limited liability partnership or other partnership, regardless of class or designation, including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including the certificates, if any, representing such partnership interests and the right to receive any certificates representing such partnership interests and any interest of in the entries on the books of the issuer of such partnership interests or on the books of any securities intermediary pertaining to such partnership interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, securities and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Stock” shall mean all of each Grantor’s right, title and interest in and to all shares of capital stock now owned or hereafter acquired by such Grantor, regardless of class or designation, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including the certificates, if any, representing such shares and the right to receive any certificates representing such shares and any interest in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, securities and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Trust Interests “ shall mean all right, title and interests in a Delaware business trust or other trust, regardless of class or designation, including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including the certificates, if any, representing such trust interests and the right to receive any certificates representing such trust interests and any interest of in the entries on the books of the issuer of such trust interests or on the books of any securities intermediary pertaining to such trust interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to, any Collateral.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, Negotiable Collateral, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean each Agent, each Lender (including, for the avoidance of doubt, Issuing Bank), each of the Ancillary Services Providers and each of the Lender Counterparties and shall include, without limitation, all former Agents, Lenders, Ancillary Services Providers and Lender Counterparties to the extent that any Obligations or Secured Obligations owing to such Persons were incurred while such Persons were Agents, Lenders, Ancillary Services Providers or Lender Counterparties (including Obligations and Secured Obligations that were contingent at such time, e.g., obligations to reimburse amounts under Letters of Credit if they are ever drawn), and such Obligations have not been paid or satisfied in full.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Property.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).

“Trademark Security Agreement” means a trademark security agreement substantially in the form of Exhibit B hereto.

“Trademarks” shall mean any and all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, URLs, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) all rights of any kind or nature therein, including the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents, customer lists, and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) all rights of any kind or nature therein, including the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or remedies with respect to Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC. References to agreements (including this Agreement) or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time to the extent not prohibited herein. Any reference herein to the satisfaction, repayment, or payment in full of the Obligations or Secured Obligations shall have the meaning specified for satisfaction, repayment or payment in full of the Obligations as provided in Section 1.3 of the Credit Agreement. Reference to a Grantor’s “knowledge” or similar concept means actual knowledge of an Authorized Officer.

SECTION 2. GRANT OF SECURITY.

2.1 Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of each Secured Party, a continuing security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all of the following, in each case whether now owned or existing or hereafter acquired or arising and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) all such Grantor’s Accounts;

(b) all such Grantor’s Books;

(c) all such Grantor’s Chattel Paper;

(d) all such Grantor’s Deposit Accounts;

(e) all such Grantor’s Documents;

(f) all such Grantor’s Equipment;

(g) all such Grantor’s Farm Products;

(h) all such Grantor’s General Intangibles;

(i) all such Grantor’s Goods;

(j) all such Grantor’s Instruments;

(k) all such Grantor’s Insurance;

(l) all such Grantor’s Intellectual Property;

(m) all such Grantor’s Inventory;

(n) all such Grantor’s Investment Related Property (including all Pledged Operating Agreements and Pledged Partnership Agreements);

(o) all such Grantor’s Letters of Credit and Letter of Credit Rights;

(p) all such Grantor’s Negotiable Collateral;

(q) all such Grantor’s Receivables and Receivable Records;

(r) all such Grantor’s Securities Accounts;

(s) all such Grantor’s Commercial Tort Claims identified in Schedule 4.8 hereto (as such schedule may be amended or supplemented from time to time);

(t) all such Grantor’s Fixtures;

(u) all such Grantor’s Money, Cash, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Collateral Agent (or its agent or designee) or any other Agent or Lender;

(v) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(w) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to any of the following (collectively, the “Excluded Property”): (a) any lease, license, contract, or agreement to which any Grantor is a party, including any Patent License, Trademark License, Trade Secret License, and Copyright License and any other Assigned Agreement, or any of its rights or interests thereunder if and for so long as the grant of such security interest (i) is prohibited by law, statute or regulation applicable thereto or (ii) shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement; provided, however, that (I) the foregoing exclusions set forth in clause (a) to the contrary notwithstanding, the Collateral shall include (and “Excluded Property” shall not include) any lease, license, contract, or agreement which would otherwise be excluded by operation of clause (a)(i) or clause (a)(ii) above if and to the extent that any such described term, provision, restriction, or prohibition triggering the applicability of clause (a)(i) or (a)(ii) would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9¬408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, (II) the Collateral shall include (and “Excluded Property” shall not include) and such security interest shall attach to any lease, license, contract, or agreement which would otherwise be excluded by operation of clause (a)(i) or clause (a)(ii) above immediately at such time as the condition causing such breach, termination, default, prohibition, abandonment, invalidation or unenforceability shall be remedied (whether by change in law, statute or regulation (or in the interpretation of any law, statute or regulation) or by consent, waiver or other means) and to the extent severable, shall attach immediately to any portion of such lease, license, contract, or agreement that does not result in any of the consequences specified in (a)(i) or (a)(ii) above, and (III) the foregoing exclusion set forth in clause (a) shall in no way be construed to limit, impair or otherwise affect Collateral Agent’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described lease, license, contract, or agreement (including any Accounts) or (2) any proceeds from the sale, license, lease or other dispositions of any such lease, license, contract, or agreement, (b) voting Capital Stock of a Foreign Subsidiary of any Grantor solely to the extent that such voting Capital Stock represents more than 65% of the voting Capital Stock of such Foreign Subsidiary and pledging more than 65% of such voting Capital Stock would reasonably be expected to result in adverse tax consequences to the Company; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of Capital Stock in a CFC without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of the Capital Stock of each CFC; provided, that the foregoing exclusion set forth in clause (b) shall in no way be construed to limit, impair or otherwise affect Collateral Agent’s continuing security interests in and liens upon any rights or interests of any Grantor in or to any proceeds from the sale, license, lease or other dispositions of any such Capital Stock, (c) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (d) Excluded Accounts or (e) any asset to the extent Company and Administrative Agent reasonably agree in writing that the costs of perfection for such asset exceed the benefit of the collateral security provided to the Secured Parties by such asset and such asset is specifically identified in such writing as “Excluded Property”. Anything to the contrary contained in the foregoing notwithstanding, assets or property that constitute or are purported to constitute collateral for the Indebtedness incurred under the Credit Agreement shall not be “Excluded Property”.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations (other than any Excluded Swap Obligations), whether now existing or arising hereafter, with respect to every Grantor, including, without limitation, (a) all Obligations arising from, or owing under or pursuant to this Agreement, the Credit Agreement, or any other Credit Document, (b) all Obligations arising from, or owing under or pursuant to any Ancillary Services Agreement, (c) all Obligations arising from, or owing under or pursuant to any Hedge Agreement, and (d) all other Obligations of the Company and all other Guaranteed Obligations of each Guarantor (collectively, the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Agents, the Lenders, the Ancillary Services Providers, the Lender Counterparties or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an insolvency proceeding involving any Grantor due to the existence of such insolvency proceeding.

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all of such Grantor’s obligations and duties under the Collateral (including the Pledged Operating Agreements and the Pledged Partnership Agreements) and nothing contained herein is intended or shall be a delegation of such obligations or duties to the Collateral Agent or any Secured Party, (b) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, the Pledged Operating Agreements, the Pledged Partnership Agreements and any other agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, the Pledged Operating Agreements, the Pledged Partnership Agreements and any other agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (c) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1 Generally.

(a) Representations and Warranties. Each Grantor hereby represents and warrants to the Secured Parties, on the Closing Date and on each Credit Date, which representations and warranties shall be true and correct on the Closing Date and on each such Credit Date as though made on such date and shall survive execution and delivery of this Agreement, that:

(i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens;

(ii) it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (A) the type of organization of such Grantor, (B) the jurisdiction of organization of such Grantor, (C) its organizational identification number and (D) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if such Grantor is a natural person), and for the one-year period preceding the date hereof has been, located.

(iii) the full legal name of such Grantor is as set forth on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

(iv) except as provided on Schedule 4.1(C) (as such schedule may be amended or supplemented from time to time), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v) [reserved];

(vi) [reserved];

(vii)(A) upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (B) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt, (C) upon sufficient identification of Commercial Tort Claims set forth on Schedule 4.8 (as such schedule may be amended or supplemented from time to time), (D) upon execution of a Control Agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account other than Excluded Accounts, and (E) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected First Priority Liens (subject in the case of priority only to Permitted Priority Liens) on all of the Collateral (other than (v) in respect of motor vehicles or other collateral that is subject to a certificate of title statute and not, by the terms of this Agreement, required to be perfected, (w) Letter of Credit Rights (other than Supporting Obligations) that, by the terms of this Agreement, are not required to be perfected, (x) Commercial Tort Claims (other than those that, by the terms of this Agreement, are not required to be perfected), (y) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by this Agreement and (z) Money);

(viii) subject to Section 5.14 of the Credit Agreement, upon taking the perfection actions described in the immediately preceding clause (vii), all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral (other than as provided in the immediately preceding clause (vii)) have been made or obtained except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally and except for consents, approvals, authorizations, or other orders or actions that have been obtained or given (as applicable) and that are still in force;

(ix) other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (A) financing statements for which proper termination statements, authorized by the secured party of record or under applicable law, have been filed or delivered to the Collateral Agent for filing and (B) financing statements filed in connection with Permitted Liens;

(x) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (A) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (B) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (x) for the filings contemplated by clause (vii) above and (y) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

(xi) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) in connection with the Credit Documents is accurate and complete in all material respects;

(xii) none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

(xiii) it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut;

(xiv) [reserved]; and

(xv) Such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) and remains duly existing as such, except as permitted pursuant to Section 4.1(b)(iii). Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction, except as permitted pursuant to Section 4.1(b)(iii).

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) except for the security interest created by this Agreement, such Grantor shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall use commercially reasonable efforts to defend the Collateral against all Persons at any time claiming any interest therein (other than holders of Permitted Liens (except to the extent otherwise provided under the Credit Agreement));

(ii) such Grantor shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral except as otherwise permitted by the Credit Agreement;

(iii) such Grantor shall not change its name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization unless it shall have (A) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least five (5) days prior to any such change, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office or jurisdiction of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request, (B) with respect to type of organization and jurisdiction of organization, notified Collateral Agent in writing at least ten (10) Business Days prior to any such change and (C) taken all actions necessary or advisable to maintain the continuous validity, perfection and at least the same priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv) [reserved];

(v) [reserved];

(vi) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may have a material adverse effect on the value of the Collateral (taken as a whole) or any material portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against such Collateral or any material portion thereof; and

(vii) such Grantor shall not take or permit any action, in the reasonable opinion of such Grantor, which could impair the Collateral Agent’s rights as a secured creditor in respect of the Collateral.

4.2 Equipment and Inventory.

(a) Representations and Warranties. Each Grantor hereby represents and warrants to the Secured Parties, on the Closing Date and on each Credit Date, which representations and warranties shall be true and correct on the Closing Date and on each such Credit Date as though made on such date and shall survive execution and delivery of this Agreement, that:

(i) all of the Equipment and Inventory included in the Collateral as of the Closing Date is kept only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time) (other than (A) mobile equipment in the possession of such Grantors employees or agents, (B) Equipment or Inventory in transit to, from or between the locations listed on Schedule 4.2 (as such schedule may be amended or supplemented from time to time) or (C) assets located at locations containing Collateral with a fair market value of less than $500,000 in the aggregate);

(ii) any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance in all material respects with the applicable requirements of the Fair Labor Standards Act, as amended; and

(iii) none of the Inventory or Equipment (A) is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or (B) other than Inventory and Equipment with a value of less than $500,000 in the aggregate for all Inventory and Equipment in possession of bailees or warehousemen, is in the possession of a bailee or warehouseman.

(b) Covenants and Agreements. Each Grantor covenants and agrees that:

(i) subject to the limitations set forth in the Credit Agreement or otherwise set forth herein, it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in each case included in the Collateral (other than (A) mobile equipment in the possession of such Grantors employees or agents, (B) Equipment or Inventory in transit to, from or between the locations listed on Schedule 4.2 (as such schedule may be amended or supplemented from time to time), (C) assets disposed of in connection with dispositions permitted under the Credit Agreement or (D) assets located at locations containing Collateral with a fair market value of less than $500,000 in the aggregate) in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time) unless it shall have (x) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least ten (10) days prior to any change in locations, identifying such new locations (which shall be located in the United States) and providing such other information in connection therewith as the Collateral Agent may reasonably request and (y) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

(ii) it shall keep correct and accurate records of the Inventory, as is customarily maintained under similar circumstances by Persons engaged in similar business, and in any event in conformity with GAAP;

(iii) it shall not deliver any Document covering any Equipment or Inventory to any Person other than the issuer of such Document (or any agent thereof) to claim the Goods evidenced therefor or the Collateral Agent or the holder of any Permitted Priority Lien;

(iv) if any Equipment (other than any motor vehicles) or Inventory is in possession or control of any third party at a location containing inventory and equipment not acquired with Indebtedness permitted under the Credit Agreement, with a fair market value in excess of $300,000, each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and shall use commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent;

(v) Motor Vehicles. Promptly (and in any event within thirty (30) days) after request by Collateral Agent, with respect to all goods covered by a certificate of title with a value in excess of $200,000 owned by any Grantor, such Grantor shall deliver to Collateral Agent or Collateral Agent’s designee, the certificates of title for all such goods and promptly (and in any event within sixty (60) days) after request by Agent, such Grantor shall take all actions necessary to cause such certificates to be filed (with the Agent’s Lien noted thereon) in the appropriate state motor vehicle filing office.

4.3 Receivables.

(a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) it shall keep and maintain at its own cost and expense records of the Receivables which are complete in all material respects, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

(ii) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to materially reduce the value of such Receivable as Collateral, except as otherwise permitted by the Credit Agreement. Other than in the ordinary course of business as generally conducted by it from time to time, upon the occurrence and during the continuance of an Event of Default, such Grantor shall not (A) grant any extension or renewal of the time of payment of any Receivable, (B) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (C) release, wholly or partially, any Person liable for the payment thereof, or (D) allow any credit or discount thereon, in each case, except to the extent expressly permitted by the Credit Agreement; and

(iii) except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable any Supporting Obligation or Collateral Support, in each case, at its own expense. Notwithstanding the foregoing, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (A) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (B) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (C) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and, during the continuance of any such Event of Default, such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

(b) Delivery and Control of Receivables; Collateral. With respect to any Collateral with a value or face amount in excess of $300,000 individually or $600,000 in the aggregate which is evidenced by, or constitutes, Chattel Paper, Negotiable Collateral or Instruments (other than, for the avoidance of doubt, checks or other instruments for deposit in the ordinary course of business), each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank and shall do such other acts or things deemed necessary or desirable by Collateral Agent in its reasonable discretion to protect Collateral Agent’s Lien therein: (i) with respect to any such Collateral in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Collateral hereafter arising, within ten (10) Business Days of such Grantor acquiring rights therein. With respect to any Collateral with a value or face amount in excess of $300,000 individually or $600,000 in the aggregate which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Collateral (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Collateral in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Collateral hereafter arising, within ten (10) Business Days of such Grantor acquiring rights therein. Any such Chattel Paper, Negotiable Collateral or Instruments permitted to be retained by a Grantor shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of TPG Specialty Lending, Inc., as Collateral Agent for the benefit of the Secured Parties.”

4.4 Investment Related Property.

4.4.1 Investment Related Property Generally

(a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (A) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (B) such Grantor shall promptly take all reasonable steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, or if an Event of Default shall have occurred and be continuing so long as the Collateral Agent has not given prior notice to such Grantor to the contrary, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest;

(iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Agent;

(iv) each Grantor shall promptly deliver to Collateral Agent a copy of each notice sent or received by it in respect of any Investment Related Property if the subject of such notice would reasonably be expected to materially and adversely affect the interests of the Secured Parties (it being understood that any notice relating to the obligation to make a Restricted Junior Payment (or any event that could trigger the obligation to make a Restricted Junior Payment) not permitted by the Credit Agreement is deemed to be materially adverse to the interests of the Secured Parties);

(v) [reserved];

(vi) each Grantor agrees that it will cooperate with Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the security interest on the Investment Related Property or following the occurrence and during the continuance of an Event of Default, to the extent requested by the Collateral Agent, to effect any sale or transfer thereof.

(b) Delivery and Control.

(i) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the applicable provisions of this Section 4.4.1 on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1 within ten (10) Business Days after acquiring rights therein (as such time period may be extended by the Collateral Agent in its reasonable discretion), in each case, to the extent applicable, in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated security” credited to a Securities Account), it shall cause the issuer of such uncertificated security to enter into a control agreement, in form and substance reasonably satisfactory to Collateral Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

(c) Voting and Distributions.

(i) So long as no Event of Default shall have occurred and be continuing, or if an Event of Default shall have occurred and be continuing so long as the Collateral Agent has not given prior notice to such Grantor to the contrary:

(1)

except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if such action would have a material and adverse effect on the value of the Investment Related Property or would materially adversely affect the rights of any Secured Party under the Credit Documents; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 4.4(c)(i)(1), and no notice of any such voting or consent need be given to the Collateral Agent; and

(2)

the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above;

(3)	Upon the occurrence and during the continuation of an Event of Default and upon written notice from the Collateral Agent to such Grantor of the Collateral Agent’s intention to exercise such rights,

(A)

at Collateral Agent’s option (or as directed by the Requisite Lenders) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which such Grantor would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights (but under no circumstances is Collateral Agent obligated by the terms of this Agreement to exercise such rights); and

(B)

in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (x) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (y) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1.

4.4.2 Pledged Equity Interests

(a) Representations and Warranties. Each Grantor hereby represents and warrants to the Secured Parties, on the Closing Date and on each Credit Date, which representations and warranties shall be true and correct on the Closing Date and on each such Credit Date as though made on such date and shall survive execution and delivery of this Agreement, that:

(i) Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii) except as set forth on Schedule 4.4(B) (as such schedule may be amended or supplemented from time to time), it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

(iii) except as set forth on Schedule 4.4(B) (as such schedule may be amended or supplemented from time to time), it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv) no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof, other than those consents which have already been obtained;

(v) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) are held in a Securities Account; and

(vi) except as otherwise set forth on Schedule 4.4(C) (as such schedule may be amended or supplemented from time to time), none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged LLC Interests and Pledged Partnership Interests provide that such Pledged LLC Interests or Pledged Partnership Interests are securities governed by Article 8 of the UCC as in effect in any relevant jurisdiction.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) except as otherwise permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (A) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely affects the validity, perfection or priority of the Collateral Agent’s security interest or any Agent or Lender, (B) [reserved], (C) [reserved], (D) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt if such waiver would reasonably be expected to materially and adversely affect the interests of the Secured Parties, or (E) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (E), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof;

(ii) it shall comply with all of its material obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and, except as otherwise permitted by the Credit Agreement, it shall enforce all of its material rights with respect to any Investment Related Property;

(iii) except as otherwise permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless permitted by the Credit Agreement and subject to the terms of the Credit Agreement and Section 2.2 herein (A) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (B) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and, except as otherwise provided in the Credit Agreement, no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; and

(iv) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3 Pledged Debt

(a) Representations and Warranties. Each Grantor hereby represents and warrants to the Secured Parties, on the Closing Date and on each Credit Date, which representations and warranties shall be true and correct on the Closing Date and on each such Credit Date as though made on such date and shall survive execution and delivery of this Agreement, that:

(i) Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in material default and constitutes all of the issued and outstanding intercompany Indebtedness owned by any Grantor;

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that without the prior written consent of Collateral Agent or as otherwise permitted by the Credit Agreement, it will not (A) waive or release any material obligation of any Person that is obligated under any of the Pledged Debt if such waiver or release would be materially adverse to the Secured Parties, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Debt, or (C) other than as permitted by the Credit Agreement, assign or surrender their rights and interests under any of the Pledged Debt.

4.4.4 Investment Accounts

(a) Representations and Warranties. Each Grantor hereby represents and warrants to the Secured Parties, on the Closing Date and on each Credit Date, which representations and warranties shall be true and correct on the Closing Date and on each such Credit Date as though made on such date and shall survive execution and delivery of this Agreement, that:

(i) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9- 106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;

(ii) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account (other than any Excluded Account) or any money or other property deposited therein; and

(iii) each Grantor has taken all or shall take in accordance with the Credit Agreement and this Agreement all actions reasonably necessary or desirable, including those specified in Section 4.4.4(c), to: (A) establish Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC), in each case, other than any Excluded Accounts; (B) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Accounts); and (C) if required by Section 4.3(b), deliver all Instruments to the Collateral Agent.

(b) Covenants and Agreements.

(i) [Reserved].

(ii) Each Grantor shall use its commercially reasonable best efforts to establish within 365 days of the Closing Date its primary domestic depository and cash management relationships with KeyBank or one of its Affiliates (together with, only until such relationships are established with KeyBank or one of its Affiliates, Pacific Western Bank, each a “Controlled Account Bank”) to the extent that the service and pricing options provided by KeyBank and/or its Affiliates to such Grantor are competitive with those offered by other banks to companies similarly situated to Company. If such relationships are so established, each Grantor will maintain such depository and cash management relationships at all times during the term of the Credit Agreement; provided, that such Grantor shall no longer be required to maintain such depository and cash management relationships with KeyBank or its Affiliates if (x) KeyBank ceases to be a Revolving Lender under the Credit Agreement, or (y) the service or pricing options provided by KeyBank and/or its Affiliates to such Grantor are no longer competitive with those offered by other banks to companies similarly situated to Company. Further, each Grantor shall ensure that all Collections owed to it and its Subsidiaries are either (A) remitted directly to a Controlled Account Bank by the applicable Account Debtors, or (B) deposited or caused to be deposited promptly, and in any event no later than the third Business Day after the date of receipt thereof, into a deposit account of such Grantor (each, a “Controlled Account”) at one of the Controlled Account Banks.

(iii) Each Grantor shall establish and maintain Control Agreements with Collateral Agent and the applicable Controlled Account Bank at which Deposit Accounts other than Excluded Accounts are held, in form and substance reasonably acceptable to Collateral Agent. Each such Control Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Collateral Agent directing the disposition of the funds in such Controlled Account without further consent by the applicable Grantor, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C) upon the instruction of Collateral Agent (an “Activation Instruction”), the Controlled Account Bank will forward by daily sweep all amounts in the applicable Controlled Account to the Collateral Account or otherwise comply with the instructions of Collateral Agent. With respect to any Controlled Account, Collateral Agent shall not issue an Activation Instruction or other notice of control with respect to such Controlled Account unless an Event of Default has occurred and is continuing at the time such Activation Instruction or notice of control is issued.

(iv) Each Grantor shall close any of its Controlled Accounts (as promptly as practicable and in any event within sixty (60) days or such longer period (not to exceed ninety (90) days) as may be required for such Grantor to establish a replacement Controlled Account) after notice from Collateral Agent that the operating performance, funds transfer, or availability procedures or performance of the Controlled Account Bank with respect to such Controlled Account or Collateral Agent’s liability under any Control Agreement with such Controlled Account Bank is no longer acceptable in Collateral Agent’s reasonable judgment.

(v) No Grantor will, and no Grantor will permit its Subsidiaries to, make, acquire, or permit to exist investments consisting of Cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Grantor or its Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Collateral Agent governing such Investments or assets in order to perfect (and further establish) Collateral Agent’s Liens in such investments or assets, in each case, other than with respect to Excluded Accounts.

(c) Delivery and Control

(i) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements and with respect to any Commodities Accounts (other than Excluded Accounts), it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement or the commodities intermediary maintaining such Commodities Account, as the case may be, to enter into a Control Agreement pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor or otherwise establish Collateral Agent’s control over such account to the reasonable satisfaction of Collateral Agent. With respect to each Deposit Account and any Investment Related Property that is a “Deposit Account” (other than any Excluded Account) it shall cause the depositary institution maintaining such account to enter into a Control Agreement, pursuant to which the Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such Control Agreement or agreements with respect to: (A) any Securities Accounts, Securities Entitlements, Commodities Accounts or Deposit Accounts that exist on the

Closing Date, subject to Section 5.14(d) of the Credit Agreement, as of or prior to the Closing Date, (B) any Securities Accounts, Securities Entitlements, Commodities Accounts or Deposit Accounts that are created after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts, Commodities Accounts or Deposit Accounts, and (C) any Securities Accounts, Securities Entitlements, Commodities Accounts or Deposit Accounts that are acquired after the Closing Date, within ten (10) Business Days following the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts, Commodities Accounts or Deposit Accounts, in each case, other than Excluded Accounts; and

In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to ensure the validity, perfection and priority of the security interest of the Collateral Agent subject to Permitted Liens. Upon the occurrence of an Event of Default, the Collateral Agent shall have the right, upon written notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, upon written notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

Notwithstanding anything to the contrary set forth herein, Collateral Agent shall not exercise any rights or remedies against any Controlled Account unless an Event of Default shall have occurred and is continuing.

4.5 [Reserved].

4.6 Letter of Credit Rights.

(a) Representations and Warranties. Each Grantor hereby represents and warrants to the Secured Parties, on the Closing Date and on each Credit Date, which representations and warranties shall be true and correct on the Closing Date and on each such Credit Date as though made on such date and shall survive execution and delivery of this Agreement, that all letters of credit to which such Grantor has rights is listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto.

(b) Covenants and Agreements. If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $300,000 or more in the aggregate for all letters of credit, then the applicable Grantor or Grantors shall promptly (and in any event within ten (10) Business Days after becoming a beneficiary) notify Collateral Agent, and upon Collateral Agent’s request use commercially reasonable efforts to enter into a tri-party agreement with Collateral Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Collateral Agent and directing all payments thereunder to an account designated by Collateral Agent, all in form and substance reasonably satisfactory to Collateral Agent, and shall deliver to the Collateral Agent a completed Pledge Supplement in respect thereof, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

4.7 Intellectual Property.

(a) Representations and Warranties. Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), Grantor hereby represents and warrants to the Secured Parties, on the Closing Date and on each Credit Date, which representations and warranties shall be true and correct on the Closing Date and on each such Credit Date as though made on such date and shall survive execution and delivery of this Agreement, that:

(i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (A) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (B) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses of each Grantor, other than (x) non-exclusive licenses granted by a Grantor to another Person in the ordinary course of business consistent with past practice and (y) agreements for generally commercially available, off the shelf software costing less than $10,000 per agreement;

(ii) other than the Intellectual Property licensed to a Grantor pursuant to a Patent License, Trademark License, Trade Secret License, or Copyright License, it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 4.7(a)(i) (as such schedule may be amended or supplemented from time to time), and, other than the Intellectual Property licensed to a Grantor pursuant to a Patent License, Trademark License, Trade Secret License, or Copyright License that, in each case, is valid, continuing and in full force and effect, it is the sole and exclusive owner of all Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens;

(iii) all employees of each Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary to or in used in the business of such Grantor (A) have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality or (B) created or developed such Intellectual Property within the scope of their employment as a “work made for hire” such that Grantor is deemed to be the owner of such Intellectual Property;

(iv) all Grantor IP is subsisting and has not been finally adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application identified and set forth on Schedule 4.7(a)(i)(A) in full force and effect;

(v) all Grantor IP is to each Grantor’s knowledge enforceable and valid; no holding, decision, or judgment has been finally rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened that would result in a material adverse effect to the Company;

(vi) all registrations and applications identified and set forth on Schedule 4.7(a)(i)(A) are standing in the name of the applicable Grantor that is the owner of such Grantor IP, and none of the Grantor IP has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);

(vii) each Grantor has been using in accordance with all laws and regulations appropriate statutory notice of registration in connection with its use of registered Trademarks, and proper marking practices in connection with the use of Patents;

(viii) each Grantor uses reasonable standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken reasonable action necessary to insure that all licensees of the Trademark Collateral owned by such Grantor use such reasonable standards of quality;

(ix) to each Grantor’s knowledge, the conduct of such Grantor’s business has never infringed, misappropriated or violated, and does not currently infringe upon, misappropriate, or otherwise violate any Intellectual Property rights owned or controlled by a third party; and, to each Grantor’s knowledge, no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed upon, misappropriated, or violated, or is currently infringing upon, misappropriating, or violating, any Intellectual Property rights of any third party;

(x) no claim has been made to any Grantor that the use of any Grantor IP or any other Intellectual Property used by Grantor (or any of its respective licensees) infringes upon, misappropriates, or violates the asserted rights of any third party, and there are no pending infringement, misappropriation, or violation claims or proceedings pending against any Grantor, or to any Grantor’s knowledge after reasonable inquiry, threatened against any Grantor;

(xi) to each Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Grantor IP or any other Intellectual Property used by such Grantor, or any of its respective licensees;

(xii) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor’s rights to own or use any Intellectual Property;

(xiii) each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released, and to each Grantor’s knowledge there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Grantor IP, other than in favor of the Collateral Agent;

(xiv) each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Trade Secrets included among the Grantor IP that are necessary in or material to the conduct of the business of such Grantor; and

(xv) none of the proprietary software licensed or distributed by any Grantor that is material to generating revenue for such Grantor is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that would require, or condition the use or distribution of such software, on the disclosure, licensing or distribution of any source code of the proprietary software; and

(xvi) as of the Closing Date, no Patent License, Copyright License, Trade Secret License, or Trademark License that is necessary in or material to the conduct of the Grantors’ business taken as a whole, and that is identified as such on Schedule 4.7 (as such schedule may be amended or supplemented from time to time), requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such licenses (except as specified in such Schedule 4.7 (as such schedule may be amended or supplemented from time to time)).

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) except with respect to Intellectual Property which such Grantor determines in its reasonable business judgment is not material to such Grantor’s business, it shall take reasonable and necessary action to preserve and maintain all of such Grantor’s Intellectual Property, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and except as determined by a Grantor in its reasonable business judgment, it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of any Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii) except as determined by a Grantor in its reasonable business judgment, it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and it shall take all steps necessary to insure that licensees of such material Trademarks use such consistent standards of quality;

(iii) it shall provide to the Collateral Agent (1) thirty (30) days notice following (x) the filing of any application to register any Grantor IP with the United States Patent and Trademark Office or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (y) the registration of any Grantor IP by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto Trademark Security Agreement or Patent Security Agreement, as applicable, in respect thereof, and (2) thirty (30) days notice prior to

(x) the filing of any application to register any Grantor IP with the United States Copyright Office or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (y) the registration of any Grantor IP by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto Copyright Security Agreement in respect thereof ;

(iv) it shall continue to register or not register with the United States Copyright Office, as the case may be, its Copyrightable work consisting of any proprietary software program that such Grantor reasonably determines will generate material revenue for any Grantor in accordance with its historical practices as they existed as of the Closing Date and, with respect to any such Copyrightable work that is to be registered, it shall cause to be prepared, executed, and delivered to Collateral Agent, with sufficient time to permit Collateral Agent to record no later than five (5) Business Days following such Grantor’s receipt of notice of registration of such Copyrights, (A) a Pledge Supplement, Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Collateral Agent in such Copyrights, which supplemental schedules shall be in form and content suitable for recordation with the United States Copyright Office (or any similar office of any other jurisdiction in which Copyrights are used) and (B) any other documentation as Collateral Agent reasonably deems necessary and requests in order to perfect and continue perfected Collateral Agent’s Liens on such Copyrights following such recordation;

(v) upon receipt from the United States Copyright Office of notice of registration of any Copyright, it shall promptly (but in no event later than five (5) Business Days following such receipt) notify (but without duplication of any notice required by Section 4.7(b)(vii)) Collateral Agent of such registration by delivering, or causing to be delivered, to Collateral Agent, documentation sufficient for Collateral Agent to perfect Collateral Agent’s Liens on such Copyright, and if it acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, it shall promptly (but in no event later than five (5) Business Days following such acquisition) notify Collateral Agent of such acquisition and deliver, or cause to be delivered, to Collateral Agent, documentation sufficient for Collateral Agent to perfect Collateral Agent’s Liens on such Copyright (including a Copyright Security Agreement), and in the case of such Copyright registrations or applications therefor which were acquired by such Grantor, it shall promptly (but in no event later than ten (10) days following such acquisition) file the necessary documents with the appropriate governmental authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

(vi) on each date on which a Compliance Certificate is to be delivered pursuant to Section 5.1(b) of the Credit Agreement (or, if an Event of Default has occurred and is continuing, more frequently if requested by Collateral Agent), each Grantor shall provide Collateral Agent with a written report of all new Patents, Trademarks or Copyrights that are registered or the subject of pending applications for registrations, and of all Intellectual Property licenses that are material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Collateral Agent (A) a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, or supplemental schedules thereto, reflecting the security interest of Collateral Agent in any such Intellectual Property, which supplemental schedules shall be in form and content suitable for recordation with the United States Copyright Office or United States Patent and Trademark Office (as applicable) (or any similar office of any other jurisdiction in which such Intellectual Property is used), and (B) any other documentation as Collateral Agent reasonably deems necessary and requests in order to perfect and continue perfected Collateral Agent’s Liens on such Intellectual Property;

(vii) it shall promptly (but in any event, within thirty (30) Business Days after it obtains knowledge thereof) notify the Collateral Agent if it knows that any item of the Intellectual Property that is material to the business of any Grantor may become (A) abandoned or dedicated to the public or placed in the public domain, (B) invalid or unenforceable, or (C) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court, in each case that would result in a material adverse effect to the Company;

(viii) it shall take reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, as determined by a Grantor in its reasonable business judgment, to diligently pursue any application and maintain any registration of each Trademark, Patent, and Copyright material to any Grantor’s business which is now or shall become included in the Grantor IP including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time);

(ix) in the event any Grantor obtains knowledge that any Grantor IP or Intellectual Property exclusively licensed to any Grantor, in either case, necessary to the conduct of any Grantor’s business, is infringed, misappropriated, violated, or diluted by a third party, it shall promptly and diligently take reasonable actions, as such Grantor shall reasonably determine, to stop such infringement, misappropriation, violation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(x) it shall, promptly upon the reasonable request of the Collateral Agent (but in any event, within ten (10) Business Days after any such request), execute and deliver to the Collateral Agent any document requested to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired, and including a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, as applicable;

(xi) except with the prior consent of the Collateral Agent or as permitted under the Credit Agreement, each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for Permitted Liens and the Lien created by and under this Agreement and the other Credit Documents;

(xii) it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts; provided that such efforts shall not restrict any Grantor from entering into any such contract;

(xiii) it shall take reasonable steps to protect the secrecy of and otherwise protect and enforce its rights in all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents, taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions;

(xiv) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof, and in connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby;

(xv) it shall require all of its employees, consultants, and contractors who were involved in the creation or development of any Intellectual Property for such Grantor to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality in favor of such Grantor; and

(xvi) it shall not incorporate into any proprietary software licensed or distributed by such Grantor any third-party code that is licensed pursuant to any open source license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License, in a manner that would require or condition the use or distribution of such software on, the disclosing, licensing, or distribution of any source code for any portion of the proprietary software that is licensed or distributed by any Grantor.

(c) Grantors acknowledge and agree that the Lenders shall have no duties with respect to any Intellectual Property of any Grantor. Without limiting the generality of the foregoing, Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property against any other Person, but Collateral Agent may do so at its option from and after the occurrence and during the continuance of an Event of Default, and reasonable expenses incurred in connection therewith (including reasonable and documented fees and expenses of attorneys and other professionals) shall be for the sole account of the Grantors and shall constitute Obligations and shall be payable by Company on demand by Collateral Agent.

4.8 Commercial Tort Claims

(a) Representations and Warranties. Each Grantor hereby represents and warrants to the Secured Parties, on the Closing Date and on each Credit Date, which representations and warranties shall be true and correct on the Closing Date and on each such Credit Date as though made on such date and shall survive execution and delivery of this Agreement, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of the Grantors in excess of $300,000 in the aggregate for all such Commercial Tort Claims; and

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to all Commercial Tort Claims in excess of $300,000 in the aggregate for all such Commercial Tort Claims hereafter arising it shall, within ten (10) Business Days after any Grantor obtaining any such Commercial Tort Claim, deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims and which is otherwise reasonably satisfactory to Collateral Agent, and each Grantor hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Collateral Agent in its reasonable discretion to give Collateral Agent a first priority, perfected security interest in any such Commercial Tort Claim (subject to nonconsensual Permitted Liens).

4.9 Government Contracts

(a) Other than Accounts, Receivables and Chattel Paper the aggregate value of which does not at any one time exceed $300,000 in the aggregate for all such Accounts, Receivables and Chattel Paper, if any Account, Receivable or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the applicable Grantor shall promptly (and in any event within ten (10) Business Days of the creation thereof) notify Collateral Agent thereof and, promptly (and in any event within one hundred and twenty (120) days) after request by Collateral Agent, execute any instruments or take any steps reasonably required by Collateral Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Collateral Agent, for the benefit of the Secured Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law;

SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1 Access; Right of Inspection. Each Grantor agrees to permit the Agents and the Lenders to visit and inspect its properties as provided under Section 5.6 of the Credit Agreement.

5.2 Further Assurances.

(a) Each Grantor agrees that from time to time, in accordance with the terms of the Credit Agreement and subject to the limits set forth in the other Credit Documents and at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii) [reserved]; and

(iv) [reserved].

(b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired” or words of similar effect. Each Grantor also hereby ratifies any and all financing statements or amendments filed or previously filed by Collateral Agent in any jurisdiction. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

(d) Each Grantor acknowledges that it is not authorized to file any amendment or termination with respect to any financing statement filed in connection with this Agreement without the prior authorization of Collateral Agent until the termination of this Agreement in accordance with its terms.

5.3 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) upon failure of such Grantor to obtain insurance required to be maintained by such Grantor within ten (10) Business Days following written demand from Collateral Agent, to obtain insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

(b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents, Negotiable Collateral and chattel paper;

(d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g) [reserved];

(h) upon the occurrence and during the continuance of any Event of Default and the exercise of remedies in accordance with the Credit Agreement, to exercise or refraining from exercising in Collateral Agent’s complete discretion (or as directed by the Requisite Lenders) the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to Investment Related Property;

(i) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

(j) upon the occurrence and during the continuance of any Event of Default, to use any Intellectual Property of a Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, Trade Secrets, or advertising matter, in preparing for sale, advertising for sale, or selling Collateral and to collect any amounts due to Grantor under any agreements, Accounts, contracts, Negotiable Collateral or Receivables of any Grantor;

(k) upon the occurrence and during the continuance of an Event of Default, to instruct the applicable depositary bank in respect of each Deposit Account (other than any Excluded Account) to transfer all funds in such Deposit Account to the Collateral Account or otherwise to or for the benefit of the Collateral Agent for application in accordance with this Agreement and the other Credit Documents;

(l) upon the occurrence and during the continuance of an Event of Default, to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor; and

(m) upon the occurrence and during the continuance of an Event of Default, Collateral Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses and, if Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Collateral Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof (except for such attorney-in-fact’s own bad faith, gross negligence, willful misconduct or violation of the Credit Documents). This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated

6.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent under this Agreement are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, gross negligence, willful misconduct or violation of the Credit Documents.

SECTION 7. REMEDIES.

7.1 Generally.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may, and shall upon the instruction of the Requisite Lenders, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or under the other Credit Documents or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may, without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law) pursue any of the following separately, successively or simultaneously:

(i) take immediate possession of all or any portion of the Collateral and of anything in, on or attached to any of the Collateral;

(ii) disable all or any portion of the Collateral;

(iii) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(iv) peaceably enter onto the property where any Collateral is believed to be located and take possession thereof with or without judicial process;

(v) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(vi) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the

Collateral sold at any such sale made in accordance with the UCC, subject to the terms of Section 9.8 of the Credit Agreement, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten (10) days authenticated notification to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (i) it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ii) the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and (iii) to the extent notification of sale shall be required by law, notification of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the UCC. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of its covenants contained in this Agreement will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant of such Grantor contained in this Agreement shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(c) Disposition of Investment Related Property after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of registration under various federal or state securities laws. Each Grantor understands that in connection with such disposition, Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Investment Related Property than if the Investment Related Property were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (A) if Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Investment Related Property or any portion thereof to be sold at a private sale, Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Investment Related Property or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (B) such reliance shall be conclusive evidence that Collateral Agent has handled the disposition in a commercially reasonable manner.

(d) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of quality, title, noninfringement or the like. This procedure will not adversely affect the commercial reasonableness of any sale of the Collateral.

(e) The Collateral Agent shall have no obligation to marshal any of the Collateral.

(f) The Collateral Agent is granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Copyright License, Patent License, Trademark License or the Trade Secret License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, in each case exercisable solely upon the occurrence and during the continuance of an Event of Default, and, upon the occurrence and during the continuance of any such Event of Default, each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Collateral Agent.

(g) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in addition to other rights and remedies provided for herein, in the other Credit Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts (other than Excluded Accounts (except (x) Deposit Accounts constituting Excluded Accounts in reliance on clause (d) of the definition thereof and (y) Excluded Accounts that are Controlled Accounts)), instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of the Collateral Agent, and (ii) with respect to any Grantor’s Securities Accounts or Commodities Accounts, instruct the securities intermediary or commodities intermediary maintaining such Securities Account or Commodities Account for the applicable Grantor to (A) transfer any cash in such Securities Account or Commodities Account, as the case may be, to or for the benefit of Collateral Agent, or (B) liquidate any financial assets in such Securities Account or Commodities Account, as the case may be, that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of the Collateral Agent.

(h) [Reserved].

(i) Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, if an Application Event shall have occurred, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against the Secured Obligations as set forth in Section 2.14(h) of the Credit Agreement.

7.3 Sales on Credit. If Collateral Agent sells, leases, licenses or collects any of the Collateral, Collateral Agent need not credit the Grantor with the amount or value of any noncash proceeds received thereby unless the failure to do so would be commercially unreasonable.

7.4 [Reserved].

7.5 Investment Related Property.

Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled in connection with the exercise of its remedies under the Credit Agreement following the occurrence and during the continuance of an Event of Default, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property following the occurrence and during the continuance of an Event of Default, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.6 Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all commercially reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv) within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v) the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)

all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(2)	Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

(c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable (i) without payment of royalty or other compensation to such Grantor and (ii) upon the occurrence and during the continuance of an Event of Default), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

7.7 Cash Proceeds. In addition to the rights of the Collateral Agent specified in Section 4.3 with respect to payments of Receivables, following the occurrence and during the continuance of an Event of Default under Section 8.1(f) or (g) of the Credit Agreement and provided that the Collateral Agent is exercising remedies against any of the Controlled Accounts, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other similar items (collectively, “Cash Proceeds”), other than such Cash Proceeds as are deposited directly into Deposit Accounts constituting Excluded Accounts in reliance on clauses (a)-(c) of the definition thereof, shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4.4(b)(ii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be promptly deposited into a Controlled Account and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or(B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing in accordance with the provisions of the Credit Agreement.

7.8 Remedies Cumulative. Each right, power, and remedy of Collateral Agent or any other Secured Party as provided for in this Agreement, the other Credit Documents or any Interest Rate Agreement or Currency Agreement now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the other Credit Documents and each Interest Rate Agreement and Currency Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Collateral Agent or any other Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Collateral Agent, such other Secured Parties of any or all such other rights, powers, or remedies. Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 8. COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, the Collateral Agent shall, after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Grantors. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent in accordance with Section 9.7 of the Credit Agreement; provided that no Disqualified Person may be appointed successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (a) transfer to such successor Collateral Agent all sums,

Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (b) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations and the cancellation or termination of the Commitments, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Upon the payment in full of all Secured Obligations and the cancellation or termination of the Commitments, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall automatically revert to Grantors. Upon any such termination (and from time to time thereafter) the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Credit Document, or any other instrument or document executed and delivered by any Grantor to Collateral Agent nor any additional Revolving Loans or other loans made by any Lender to Company, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Collateral Agent, nor any other act of the Secured Parties or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Collateral Agent in accordance with the provisions of the Credit Agreement. Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Collateral Agent and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Collateral Agent would otherwise have had on any other occasion.

If Collateral Agent or any Secured Party repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred and applied to the Secured Obligations because the payment or transfer is declared to be void, voidable, or otherwise recoverable under any state or federal law (collectively, a “Voidable Transfer”), or because Collateral Agent or Secured Party elects to do so on the reasonable advice of its counsel in connection with an assertion that the payment or transfer is a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that Creditor repays, restores, or returns, the liability of each grantor will automatically and immediately be revived, reinstated, and restored and will exist as though the Voidable Transfer had never been made and any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment or transfer had never been made. If, prior to any of the foregoing, (b) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the immediately preceding paragraph, or (b) any provision of the Guaranty shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, and such failure results in the occurrence and continuance of an Event of Default, the Collateral Agent may, after reasonable notice to the applicable Grantor, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

SECTION 11. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant except as expressly provided shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligations are unpaid and so long as the Commitments have not expired or terminated.

Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to Collateral Agent, for the benefit of each of the Secured Parties.

This Agreement is a Credit Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Credit Document mutatis mutandis.

Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

This Agreement is the joint work product of all the parties hereto, has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Party or any Grantor, whether under any rule of construction or otherwise.

THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(A) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING HERETO OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE STATE, COUNTY AND CITY OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR PROPERTY MAY BE FOUND. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; PROVIDED THAT NOTHING HEREIN SHALL AFFECT THE COLLATERAL AGENT’S OR ANY OTHER SECURED PARTY’S RIGHT TO BRING ANY SUIT, ACTION OR PROCEEDING AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE AS PROVIDED IN THE CREDIT AGREEMENT; AND (IV) AGREES THAT COLLATERAL AGENT AND THE OTHER SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS PARAGRAPH AND EXECUTED BY EACH

OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature pages follow.]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AVIDXCHANGE, INC., a Delaware corporation

By:	/s/ Michael Praeger
Name : Michael Praeger
Title: Chief Executive Officer

AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation
PIRACLE, INC., a Utah corporation
STRONGROOM SOLUTIONS, INC., a Texas corporation
ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation
AFV HOLDINGS ONE, INC., a North Carolina corporation
BTS ALLIANCE, LLC, a Delaware limited liability company

By:	/s/ Michael Praeger
Name: Michael Praeger
Title: President

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

TPG SPECIALTY LENDING, INC., as Collateral Agent

By:	/s/ Robert (Bo) Stanley
Name: Robert (Bo) Stanley
Title: President

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated as of [mm/dd/yy], is delivered by [Name of Grantor], a [Jurisdiction of Organization] [Type of Entity] (the “Grantor”), pursuant to that certain Pledge and Security Agreement dated as of October 1, 2019 (as amended, restated, supplemented or otherwise modified, the “Security Agreement”), by and among AVIDXCHANGE, INC., a Delaware corporation (“Holdings”), AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation (“AFS”), PIRACLE, INC., a Utah corporation (“Piracle”), STRONGROOM SOLUTIONS, INC., a Texas corporation (“Strongroom”), ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation (“Ariett”), AFV HOLDINGS ONE, INC., a North Carolina corporation (“AFV Holdings”), BTS ALLIANCE, LLC, a Delaware limited liability company (“BankTEL”), and TPG SPECIALTY LENDING, INC. (“TSL”), as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely in all material respects set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 4.1

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(L)

Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(M)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(N)

Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(O) Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

(P) Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 4.4

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)

Pledged Stock:

Pledged Partnership Interests:

Pledged LLC Interests:

Pledged Trust Interests:

Pledged Debt:

Securities Account:

Commodities Accounts:

Deposit Accounts:

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

(c)

Name of Grantor	Name of Issuer of Pledged LLC Interest/Pledged Partnership Interest

EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 4.6

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Letters of Credit

EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 4.7

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(Q)	Copyrights

(R)	Copyright Licenses

(S)	Patents

(T)	Patent Licenses

(U)	Trademarks

(V)	Trademark Licenses

(W)	Trade Secret Licenses

(X)	Intellectual Property Exceptions

EXHIBIT A-5

SUPPLEMENT TO SCHEDULE 4.8

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims

EXHIBIT A-6

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this             day of             , 20__, by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and TPG SPECIALTY LENDING, INC. (“TSL”), as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement dated as of October 1, 2019 (as amended, restated, supplemented or otherwise modified, the “Security Agreement”), by and among AVIDXCHANGE, INC., a Delaware corporation (“Holdings”), AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation (“AFS”), PIRACLE, INC., a Utah corporation (“Piracle”), STRONGROOM SOLUTIONS, INC., a Texas corporation (“Strongroom”), ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation (“Ariett”), AFV HOLDINGS ONE, INC., a North Carolina corporation (“AFV Holdings”), BTS ALLIANCE, LLC, a Delaware limited liability company (“BankTEL”), and the Collateral Agent.

1. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I;

(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

(c) all products and proceeds (as that term is defined in the UCC) of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Trademark Licenses, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Trademark License.

Notwithstanding the foregoing, in no event shall the Trademark Collateral include any Excluded Property.

2. SECURITY FOR SECURED OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent, the other Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an insolvency proceeding involving any Grantor.

Exhibit B-1

3. SECURITY AGREEMENT. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

4. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to the Collateral Agent with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Collateral Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

5. COUNTERPARTS. This Trademark Security Agreement is a Credit Document. This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement. Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement. Any party delivering an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

6. CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS TRADEMARK SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGE FOLLOWS]

Exhibit B-2

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:
Name:
Title:

COLLATERAL AGENT:		ACCEPTED AND ACKNOWLEDGED BY:

TPG SPECIALTY LENDING, INC.

By:
Name:
Title:

Exhibit B-3

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses

Exhibit B-4

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this         day of             , 20__, by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and TPG SPECIALTY LENDING, INC. (“TSL”), as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement dated as of October 1, 2019 (as amended, restated, supplemented or otherwise modified, the “Security Agreement”), by and among AVIDXCHANGE, INC., a Delaware corporation (“Holdings”), AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation (“AFS”), PIRACLE, INC., a Utah corporation (“Piracle”), STRONGROOM SOLUTIONS, INC., a Texas corporation (“Strongroom”), ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation (“Ariett”), AFV HOLDINGS ONE, INC., a North Carolina corporation (“AFV Holdings”), BTS ALLIANCE, LLC, a Delaware limited liability company (“BankTEL”), and the Collateral Agent.

1. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties to secure the Secured Obligations, a continuing security interest (referred to in this Copyright Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Copyright Collateral”):

(a) all of its Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule I;

(b) all renewals or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Copyright or any Copyright exclusively licensed under any Copyright Licenses, including the right to receive damages or the right to receive license fees, royalties, and other compensation under any Copyright License.

Notwithstanding the foregoing, in no event shall the Copyright Collateral include any Excluded Property.

2. SECURITY FOR SECURED OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent, the other Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an insolvency proceeding involving any Grantor.

Exhibit C-1

3. SECURITY AGREEMENT. The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Copyright Security Agreement and the Security Agreement, the Security Agreement shall control.

4. AUTHORIZATION TO SUPPLEMENT. Grantors shall give the Collateral Agent prior written notice of no less than five (5) Business Days before filing any additional application for registration of any copyright and prompt notice in writing of any additional copyright registrations granted therefor after the date hereof. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Collateral Agent unilaterally to modify this Copyright Security Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of each Grantor. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

5. COUNTERPARTS. This Copyright Security Agreement is a Credit Document. This Copyright Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Copyright Security Agreement. Delivery of an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Copyright Security Agreement. Any party delivering an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Copyright Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Copyright Security Agreement.

6. CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS COPYRIGHT SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGE FOLLOWS]

Exhibit C-2

IN WITNESS WHEREOF, the parties hereto have caused this Copyright Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:

Name:
Title:

COLLATERAL AGENT:		ACCEPTED AND ACKNOWLEDGED BY:

TPG SPECIALTY LENDING, INC.

By:
Name:
Title:

Exhibit C-3

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

Copyright Registrations

Grantor	Country	Copyright	Registration No.	Registration Date

Copyright	Licenses

Exhibit C-4

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this             day of             , 20__, by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and TPG SPECIALTY LENDING, INC. (“TSL”), as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement dated as of October 1, 2019 (as amended, restated, supplemented or otherwise modified, the “Security Agreement”), by and among AVIDXCHANGE, INC., a Delaware corporation (“Holdings”), AVIDXCHANGE FINANCIAL SERVICES, INC., a Delaware corporation (“AFS”), PIRACLE, INC., a Utah corporation (“Piracle”), STRONGROOM SOLUTIONS, INC., a Texas corporation (“Strongroom”), ARIETT BUSINESS SOLUTIONS, INC., a Massachusetts corporation (“Ariett”), AFV HOLDINGS ONE, INC., a North Carolina corporation (“AFV Holdings”), BTS ALLIANCE, LLC, a Delaware limited liability company (“BankTEL”), and the Collateral Agent.

7. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties to secure the Secured Obligations, a continuing security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Patent Collateral”):

(a) all of its Patent and Patent Licenses to which it is a party including those referred to on Schedule I;

(b) all divisionals, continuations, continuations-in-part, reissues, reexaminations or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Patent or any Patent exclusively licensed under any Patent Licenses, including the right to receive damages or the right to receive license fees, royalties, and other compensation under any Patent License.

Notwithstanding the foregoing, in no event shall the Patent Collateral include any Excluded Property.

8. SECURITY FOR SECURED OBLIGATIONS. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent, the other Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an insolvency proceeding involving any Grantor.

Exhibit D-1

9. SECURITY AGREEMENT. The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Patent Security Agreement and the Security Agreement, the Security Agreement shall control.

10. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new patent application or issued patent or become entitled to the benefit of any patent application or patent for any divisional, continuation, continuation-in-part, reissue or reexamination of any existing patent or patent application, the provisions of this Patent Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to the Collateral Agent with respect to any such new patent rights. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize the Collateral Agent unilaterally to modify this Patent Security Agreement by amending Schedule I to include such new patent rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

11. COUNTERPARTS. This Patent Security Agreement is a Credit Document. This Patent Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Patent Security Agreement. Delivery of an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Patent Security Agreement. Any party delivering an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Patent Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Patent Security Agreement.

12. CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS PATENT SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGE FOLLOWS]

Exhibit D-2

IN WITNESS WHEREOF, the parties hereto have caused this Patent Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:
Name:
Title:

COLLATERAL AGENT:	ACCEPTED AND ACKNOWLEDGED BY:

TPG SPECIALTY LENDING, INC.

By:
Name:
Title:

Exhibit D-3

SCHEDULE I

to

PATENT SECURITY AGREEMENT

Patents

Grantor	Country	Patent	Application/ Patent No.	Filing Date

Patent Licenses

Exhibit D-4